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                                                                     EXHIBIT 4.3


                          MICROWARE SYSTEMS CORPORATION

            1995 STOCK OPTION PLAN, AS AMENDED THROUGH MARCH 9, 2001

         1. PURPOSE. The purpose of this Stock Option Plan (the "Plan") is to enable Microware Systems Corporation (the "Company") to attract and retain people of initiative and ability as employees, advisors and directors and to provide additional incentives to these individuals. Reference hereinafter to "employee" shall also include advisors and non-employee directors. Reference to "employment" shall also include service as an advisor or member of the board of directors of the Company.

         2. SHARES SUBJECT TO THE PLAN. Subject to adjustment as provided below and in Paragraph 7, the shares to be offered under the Plan shall consist of Common Stock of the Company ("Shares"). The total number of Shares that may be issued under the Plan shall not exceed 2,670,000 (determined as of July 11, 2000) Shares. If an option right granted under the Plan expires, terminates or is canceled, the unissued Shares subject to such option shall again be available under the Plan.

         3.       EFFECTIVE DATE AND DURATION OF PLAN.

                  (a) EFFECTIVE DATE. The Plan shall become effective as of April 1, 1995. However, no option granted under the Plan shall become exercisable until the Plan is approved by the affirmative vote of the holders of a majority of the Common Stock of the Company represented at a shareholders' meeting at which a quorum is present; any awards under the Plan prior to such approval shall be conditioned on and subject to such approval. Subject to this limitation, options may be granted under the Plan at any time after the Effective Date and before termination of the Plan.

                  (b) DURATION. The Board of Directors may at any time suspend or terminate the Plan. Unless previously terminated by the Board, this Plan shall terminate on March 31, 2005. The rights and obligations under any option granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except by the consent of the person to whom the option was granted.

         4. ADMINISTRATION. Except as otherwise specifically reserved to the Board of Directors of the Company herein, the Plan shall be administered by the Compensation Committee of the Board of Directors of the Company (the "Committee"), which Committee shall be comprised of not less than two members each of whom are "Non-Employee Directors" as defined in Rule 16b-3(b)(3)(i), promulgated under the Securities Exchange Act of 1934, and who are also "outside directors" within the meaning of section 162(m) of the Internal Revenue Code. The Committee shall determine and designate from time to time the employees to whom awards shall be made, the amount of the awards and the other terms and conditions of the awards, except that only the Board of Directors may (i) determine and designate the non-employee directors to whom awards shall be made, the amount of such awards and the other terms and conditions of

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such awards, including acceleration of exercise dates and waivers or modifications of restrictions, and (ii) amend or terminate the Plan as provided in Paragraphs 3 and 10. Subject to the provisions of the Plan, the Committee may from time to time adopt and amend rules and regulations relating to administration of the Plan, advance the lapse of any waiting period, accelerate any exercise date, waive or modify any restriction applicable to Shares (except those restrictions imposed by law) and make all other determination in the judgment of the Committee necessary or desirable for the administration of the Plan. The interpretation and construction of the provisions of the Plan and related agreements by the Committee shall be final and conclusive. The Committee may correct any defect or supply any omission or reconcile any inconsistency in the Plan or in any related agreement in the manner and to the extent it shall deem expedient to carry the Plan into effect, and it shall be the sole and final judge of such expediency.

         5. ELIGIBILITY. Any awards may be made to employees of the Company, including advisors and directors of the Company; provided, however, no member of the Committee shall be eligible for selection as a person to whom awards may be made. The Committee shall select the employees to whom awards shall be made. The Committee shall specify the action taken with respect to each employee to whom an award is made under the Plan. At the discretion of the Committee, an employee may be given an election to surrender an award in exchange for the grant of a new award.

The number of Shares underlying options granted in a fiscal year to each executive officer whose compensation is subject to reporting on the Company's annual proxy statement (an "Executive Officer") shall not exceed 200,000 shares for any fiscal year during which he or she becomes or serves as an Executive Officer.

         6.       OPTION GRANT.

                  (a) GRANT. The Committee has the authority and discretion to grant options under the Plan. With respect to each option grant, the Committee shall determine the number of Shares subject to the option, the option price, the period of the option, and the time or times at which the option may be exercised. In addition, the Committee may provide for any further restrictions or provisions in the option agreement which it deems appropriate. Options shall be either Incentive Stock Options or Nonstatutory Stock Options. Incentive Stock Options shall meet all of the requirements of this Paragraph 6. Nonstatutory Options shall meet the requirements of Subparagraphs (c) through (g) of this Paragraph 6.

                  (b) INCENTIVE STOCK OPTION. Incentive Stock Options ("ISOs") shall be subject to the following terms and conditions. (For the purposes of this Subparagraph 6(b), references to "employee" shall not include advisors or non-employee directors; only common law employees may receive ISOs.)

                           (i) ISOs may be granted under the Plan to an employee
                  possessing more than 10% percent, directly or by attribution, of the total combined voting power of all classes of stock of the Company only if the option price is at least 110% of the fair market value of the Shares subject to the option on the date it is

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                  granted, as described in Subparagraph 6(b)(iii), and the
                  option by its terms is not exercisable after the expiration of five years from the date it is granted.

                           (ii) Subject to Subparagraphs 6(b)(i) and 6(c), ISOs
                  granted under the Plan shall continue in effect for the period fixed by the Committee, except that no ISO shall be exercisable after the expiration of ten years from the date it is granted.

                           (iii) The option price per shall be determined by the
                  Committee at the time of grant. Subject to Subparagraph 6(b)(i), the option price shall not be less than 100% of the fair market value of the Shares covered by the ISO at the date the option is granted. The fair market value shall be determined by the Committee, or procedures established by the Committee.

                           (iv) No ISO shall be granted on or after the tenth anniversary of the Effective Date of the Plan.

                  (c) EXERCISE OF OPTIONS. Except as provided in Subparagraph 6(f), no option granted under the Plan may be exercised unless at the time of such exercise the optionee is employed by the Company and shall have been so employed continuously since the date such option was granted. Absence on leave or on account of illness or disability under rules established by the Committee shall not, however, be deemed an interruption of employment for this purpose. Except as provided in Subparagraphs 6(f), 6(h) and 6(i), and Paragraphs 7 and 8, options granted under the Plan may be exercised from time to time over the period stated in each option in such amounts and at such times as shall be prescribed by the Committee, provided that options shall not be exercised for fractional shares. Unless otherwise determined by the Committee, if the optionee does not exercise an option in any one year with respect to the full number of Shares to which the optionee is entitled in that year, the optionee's rights shall be cumulative and the optionee may purchase those Shares in any subsequent year during the term of the option.

                  (d) NONTRANSFERABILITY. Each stock option granted under the Plan by its terms shall be nonassignable and nontransferable by the optionee, either voluntarily or by operation of law, except by will or by the laws of descent and distribution of the state or country of the optionee's domicile at the time of death, and each option by its terms shall be exercisable during the optionee's lifetime only by the optionee.

                  (e) VESTING. Options granted under the Plan shall vest according to such schedule as the Committee may prescribe at the time of grant, which may include full and immediate vesting. Reference to "option" in this Plan means all vested and non-vested options.

                  (f)      TERMINATION OF EMPLOYMENT OR DEATH.

                           WITH RESPECT TO ISOS.

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                           (i) Subject to Subparagraphs 6(h) and 6(i), if the
                  employment of an employee is terminated, any then outstanding stock option held by the employee shall be exercisable, in accordance with the provision of the stock option agreement, by such employee at any time prior to the expiration date of such stock option or within three months after the date of termination of employment, whichever is the shorter period.

                           (ii) Subject to Subparagraph 6(i), and
                  notwithstanding the provisions of (f)(i), if the employee's employment is terminated because of a disability described in
                  Section 422(c)(6) of the Internal Revenue Code ("Disability"), any then outstanding stock option held by the employee shall be exercisable, in accordance with the stock option agreement, by such employee at any time prior to the expiration of such option agreement or within one year after the date of termination of employment, whichever is the shorter period. Whether an optionee has a Disability shall be determined in each case, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

                           (iii) Notwithstanding the provisions of (f)(i), if
                  the employee dies, any then outstanding stock option held by such employee on the date of death shall be exercisable, in accordance with the provisions of the stock option agreement, by the duly appointed representative of the employee's estate at any time prior to the expiration of such option agreement or within one year after the date of death, whichever is the shorter period.

                           If a termination under (f)(ii) or (iii) occurs, any
                  unvested portion of the option held by the employee shall become vested, provided that the aggregate value of Shares with respect to which any ISO first becomes exercisable in the calendar year of the termination of employment does not exceed $100,000. If the value of Shares that become fully vested under an ISO exceed $100,000, the excess shall be treated as stock subject to a Nonstatutory Stock Option. For purposes of the $100,000 limitation, the fair market value of the Shares on the date the ISO was granted shall be used in determining the value of the Shares.

                           WITH RESPECT TO NONSTATUTORY OPTIONS:

                           The Committee may specify in the option agreement
                  what restrictions will apply in the event of termination of employment.

                           For all options issued hereunder, to the extent that
                  the option of any deceased optionee or any optionee whose employment terminates is not exercised within the applicable period, all further rights to purchase Shares pursuant to such option shall cease and terminate.

                  (g) PURCHASE OF SHARES. Unless the Committee determines otherwise, Shares may be acquired pursuant to an option granted under the Plan only upon receipt by the

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         Company of notice in writing from the optionee of the optionee's intention to exercise, specifying the number of Shares as to which the optionee desires to exercise the option and the date on which the optionee desires to complete the transaction, and if required in order to comply with the Securities Act of 1933, as amended, containing a representation that it is the optionee's present intention to acquire the Shares for investment and not with a view toward distribution. Unless the Committee determines otherwise, on or before the date specified for completion of the purchase of Shares pursuant to an option, the optionee must have paid the Company the full purchase price of such shares in cash. No Shares shall be issued until full payment therefor has been made. If the Company is required to withhold on account of any of any present or future tax imposed as a result of an exercise, the Company shall so notify the optionee and the optionee shall be required to pay all such withholding in cash as a condition to the receipt of shares. The Shares shall contain any restrictions required by the option agreement unless the Committee determines otherwise.

                  (h) TERMINATION FOR CAUSE. For all options issued hereunder, if the Company terminates the employment of an optionee for cause, all outstanding stock options held by the optionee at the time of such termination shall automatically terminate unless the Committee notifies the optionee that the options will not terminate. A termination "for cause" shall be defined under each written option agreement. Whether and when a termination of employment is a termination "for cause" shall be determined in each case, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

                  (i) VIOLATION OF OTHER AGREEMENT. For all options issued hereunder, if an optionee violates any confidentiality, non-solicitation or non-competition agreement with the Company, all outstanding stock options held by the optionee at the time of such violation shall automatically terminate unless the Committee notifies the optionee that the options will not terminate. Whether and when any such agreement is violated shall be determined in each case, in its discretion, by the Committee, and any such determination by the Committee shall be final and binding.

         7. CHANGES IN CAPITAL STRUCTURE. If the outstanding shares of Common Stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or of another corporation by reason of any reorganization, merger, consolidation, plan of exchange, recapitalization, reclassification, stock split, combination of shares or dividend payable in shares, appropriate adjustment shall be made by the Committee in the number and kind and/or price of shares available for awards under the Plan, provided that this Paragraph 7 shall not apply with respect to transactions referred to in Paragraph 8. In addition, the Committee shall make appropriate adjustment in the number and kind and/or price of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, so the optionee's proportionate interest is maintained as before the occurrence of such event. The Committee may also require that any securities issued in respect of or exchange for Shares issued hereunder that are subject to restrictions be subject to restrictions. Notwithstanding the foregoing, the Committee shall have no obligation to effect any adjustment that would or might result in the issuance of fractional shares, and any fractional

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shares resulting from any adjustment may be disregarded or provided for in any manner determined by the Committee. Any such adjustments made by the Committee shall be conclusive.

         8.       SPECIAL ACCELERATION IN CERTAIN EVENTS.

                  (a) SPECIAL ACCELERATION. Notwithstanding any other provisions of the Plan, option agreements issued under the Plan may (but need not) provide for a special acceleration ("Special Acceleration") of options outstanding under such agreement with the effect set forth in Subparagraph 8(b) at any time when the shareholders of the Company approve one of the following ("Approved Transactions"):

                           (i) Any consolidation, merger, plan of exchange, or
                  transaction involving the Company (`Merger') in which the Company is not the continuing or surviving corporation or pursuant to which the Common Stock of the Company would be converted into cash, securities or other property, other than a Merger involving the Company in which the holders of the Common Stock of the Company immediately prior to the Merger have the same proportionate ownership of common stock of the giving corporation after the Merger; or

                           (ii) Any sale, lease, exchange, or other transfer (in
                  one transaction or a series of related transactions) of all or substantially all of the assets of the Company or the adoption of any plan or proposal for the liquidation or dissolution of the Company.

                  In addition, option agreements issued under the Plan may (but need not) provide for a Special Acceleration in the event a "person", within the meaning of Section 13(d) of the Exchange Act, becomes the beneficial owner (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, in one or more transactions, of shares of Common Stock of the Company representing 50% or more of the total number of votes that may be cast by all stockholders of the Company voting as a single class, without the approval or consent of the Board of Directors.

                  (b) EFFECT ON OUTSTANDING OPTIONS. Except as provided below in this Subparagraph 8(b), upon a Special Acceleration pursuant to Subparagraph 8(a), all options then outstanding under the Plan and subject to such acceleration shall immediately become exercisable in full during the remainder of their terms; provided, the Committee may, in its sole discretion, provide a 30-day period prior to an Approved Transaction during which such optionees shall have the right to exercise options, in whole or in part, without any limitation on exercisability, and upon the expiration of such 30-day period all such unexercised options shall immediately terminate.

         9. CORPORATE MERGERS, ACQUISITIONS, ETC. The Committee may also grant options under the Plan having terms, conditions and provisions that vary from those specified in this Plan, provided that any such awards are granted in substitution for, or in connection with the assumption of, existing options, issued by another corporation and assumed or otherwise agreed

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to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, plan of exchange, acquisition of property or stock, separation, reorganization or liquidation to which the Company is a party.

         10. AMENDMENT OF PLAN. The Board of Directors may at any time, and from time to time, modify or amend the Plan in such respects as it shall deem advisable because of changes in the law while the Plan is in effect or for any other reason. Except as provided in Subparagraphs 6(f), 6(g), 6(h) or 6(i), or Paragraphs 7 and 8, however, no change in an award already granted shall be made without the written consent of the holder of such award.

         11. APPROVALS. The obligations of the Company under the Plan are subject to the approval of state and federal authorities or agencies with jurisdiction in the matter. The Company will use its best efforts to take steps required by state and federal law or applicable regulations, including rules and regulations of the Securities and Exchange Commission and any stock exchange or trading system on which this Company's shares may then be listed or admitted for trading, in connection with grants under the Plan. The foregoing notwithstanding, the Company shall not be obligated to issue or deliver Common Stock under the Plan if such issuance or delivery would violate applicable state or federal securities laws.

         12. EMPLOYMENT RIGHTS. Nothing in the Plan or any award pursuant to the Plan shall confer upon any employee any right to continued service with the Company or shall interfere in any way with the right of the Company to terminate such employee's service at anytime, for any reason, with or without cause, or to increase or decrease such employee's compensation or benefits.

         13. RIGHTS AS A SHAREHOLDER. The recipient of any award under the Plan shall have no rights as a shareholder with respect to any Shares until the date of issue to the recipient of a stock certificate for such shares. Except as otherwise provided in the Plan, no adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.